UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

TEGNA INC.
(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
ELLEN MCCLAIN HAIME
DEBORAH MCDERMOTT
 LAWRENCE WERT
STEPHEN USHER
DAVID GLAZEK
MICHAEL PERRONE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Standard General L.P., together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the “Company”).

On February 28, 2020, Standard General issued the following press release:

STANDARD GENERAL TO NOMINATE ADDITIONAL HIGHLY QUALIFIED DIRECTOR CANDIDATE FOR ELECTION AT TEGNA'S 2020 ANNUAL MEETING

Nominee Lawrence Wert Has Over Thirty Years of Experience
in TV Broadcasting Industry

Standard General’s Slate of Five Nominees Are Committed to Helping TEGNA Create Value for All Shareholders

NEW YORK, February 28, 2020 -- Standard General L.P., one of the largest shareholders of TEGNA Inc. (NYSE: TGNA), and the owner of approximately 9.7% of the Company's outstanding shares, today announced that, following TEGNA’s expansion of its Board of Directors to 12 directors last week, it will nominate Lawrence Wert, a deeply experienced local television broadcasting executive, as an additional candidate for election to the TEGNA Board of Directors at the 2020 Annual Meeting of Shareholders. This brings Standard General’s slate of highly qualified, diverse and independent candidates to five.

Mr. Wert, 63, was President, Broadcast Media, of Tribune Media Company (“Tribune”) from February 2013 until the closing of Tribune’s acquisition by Nexstar Media Group in September 2019. Mr. Wert, who has over 40 years of experience in the broadcasting industry, was responsible for overseeing the strategy and day-to-day activities of Tribune’s owned or operated television/radio stations. During his tenure, Tribune gained the largest television station footprint in the U.S.  Since the Tribune acquisition, Mr. Wert has been self-employed, providing consulting services to a variety of clients.  From 1998 to 2012, Mr. Wert was the president and general manager of WMAQ-TV, the NBC-owned and operated station in Chicago. From 2008 to 2012, he additionally served as president of NBC Local Media’s central and western region and led station initiatives for 10 NBC-owned television stations. Beginning in 1989, Mr. Wert served as President and General Manager of WLUP-97.9 FM and AM 1000 radio stations in Chicago.  In 1996, he was named President of Evergreen Media and, in that position, helped guide the merger of Evergreen Media and Chancellor Broadcasting, becoming Senior Vice President of Chancellor Broadcasting, overseeing 13 radio stations. Mr. Wert has served on the Boards of several charities and is Chairman Emeritus of the Museum of Broadcast Communications.  In 2017, Mr. Wert was named “Broadcaster of the Year” by the Illinois Broadcaster’s Association. In 2018, under his leadership, Tribune Broadcasting was named “Station Group of the Year” by Broadcasting and Cable.

Soohyung Kim, Founding Partner of Standard General L.P., said, “We are excited to add Larry to our slate of directors given his excellent track record of creating great shareholder outcomes. All five of our nominees have C-suite and directorship experience in publicly-traded local television broadcasting, experience that is critical to ensure that TEGNA is on the right path to maximize value for all shareholders. The upcoming annual meeting provides shareholders the opportunity to bring new and independent perspectives to this Board, and our nominees are committed to creating fundamental change after a lost decade of strategic missteps and underperformance.”

Unlike TEGNA’s current Board, which does not have a single independent director with industry operating experience, Standard General’s nominees bring significant operating experience in the local television broadcasting industry in addition to significant business and leadership experience with their backgrounds spanning strategic planning, finance, M&A, and technology. Collectively, they have decades of experience as CEOs, CFOs, COOs, and directors of well-performing broadcasting companies. They are committed to rigorous oversight of TEGNA's management, operations and business strategy.

Biographies of Standard General's Five Nominees (in alphabetical order)

Colleen B. Brown is the founder of Marca Global, LLC, a marketing technology company. Ms. Brown served as President and Chief Executive Officer of Fisher Communications, Inc. from 2005 to 2013 and as a director of Fisher Communications, Inc. from 2006 to 2013. She also served as Senior Vice President of Belo Corporation, President of the Television Division of Lee Enterprises, and President and General Manager of various companies at Gannett Co. Inc. Ms. Brown currently serves as a director of Big 5 Sporting Goods Corporation (NASDAQ:BGFV), TrueBlue, Inc. (NYSE:TBI), German-based Spark Networks, and privately held Port Blakely Companies. She has previously served as chairperson of the board of American Apparel, Inc., and on the boards of Career Builder, Classified Ventures, and DataSphere Technologies. In 2017, Ms. Brown was honored as Director of the Year by the Pacific Northwest National Association of Corporate Directors (NACD). Ms. Brown was inducted in 2014 to the GAMCO Management Hall of Fame. Ms. Brown is also a Henry Crown Fellow and member of the Aspen Leadership Institute. Ms. Brown holds a B.S. from the University of Dubuque and M.B.A. from the University of Colorado. As a director, Ms. Brown will bring to the Board extensive executive experience in strategic planning, operations, finance, and technology. Her leadership as a public company Chief Executive Officer, as well as a senior officer in two large media companies, will be a valuable resource to the Company.

Ellen McClain Haime is the Chief Financial Officer of Year Up, Boston, MA, a not-for-profit provider of job training services. Ms. McClain previously served as Vice President, Finance of Hearst-Argyle Television, Inc. (NYSE:HTV), a publicly-traded owner/operator of 29 television stations. Prior to her role at Hearst-Argyle, Ms. McClain served as Senior Vice President, Chief Financial Officer and Vice President, Corporate Development at Granite Broadcasting Corporation. Ms. McClain serves on the Board of Directors of Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products. Ms. McClain previously served as President, Chief Operating Officer, Senior Vice President and Chief Financial Officer for the New York Racing Association, Inc., the operator of three of the largest racetracks in the United States. Ms. McClain earned a B.A. in Economics from Brown University and a Master in Business Administration degree from Harvard University. As a director, Ms. McClain will bring to the Board extensive financial, operational and organizational expertise gained as Chief Financial Officer, Chief Operating Officer, and President of public and private enterprises.

Soohyung Kim is the Founding Partner of Standard General L.P., an investment firm, and is the firm's Chief Executive Officer and Chief Investment Officer. Mr. Kim served as a director of New Young Broadcasting Holding Co., Inc. and Media General from 2011 to its sale in 2017. Mr. Kim is a director of Twin River Worldwide Holdings, Inc., where he serves as Chairman of the Board. Mr. Kim was inducted in 2016 to the GAMCO Management Hall of Fame. Mr. Kim holds an A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University. As a director, Mr. Kim will bring to the Board significant experience in the television broadcasting industry as well as extensive M&A experience and knowledge of the capital markets.

Deborah McDermott is the Chief Executive Officer of Standard Media Group LLC. Ms. McDermott has over twenty years of experience leading broadcast groups, most recently as Chief Operating Officer of Media General and as Chief Executive Officer and President of Young Broadcasting. In these roles, Ms. McDermott served as a key member of the leadership teams responsible for the successful acquisition and integration of more than 90 stations. Ms. McDermott is also a member of the Broadcasting & Cable Hall of Fame and has served as Chair of the National Association of Television Program Executives (NATPE), Chair of the ABC Affiliate Board of Governors, and as a member of the Boards of the National Association of Broadcasters (NAB) and the Television Bureau of Advertising (TVB). Ms. McDermott is currently a director of MediaCo Holding Inc. (NASDAQ: MDIA) and a director of Truxton Trust. In addition, Ms. McDermott is a member of the board of the Country Music Association. Ms. McDermott is a graduate of South Dakota State University. As a director, Ms. McDermott will bring to the Board significant operating experience in the television broadcasting industry.

Lawrence Wert was President, Broadcast Media, of Tribune Media Company (“Tribune”) from February 2013 until the closing of Tribune’s acquisition by Nexstar Media Group in September 2019. Mr. Wert, who has over 40 years of experience in the broadcasting industry, was responsible for overseeing the strategy and day-to-day activities of Tribune’s owned or operated television/radio stations. During his tenure, Tribune gained the largest television station footprint in the U.S.  Since the Tribune acquisition, Mr. Wert has been self-employed, providing consulting services to a variety of clients.  From 1998 to 2012, Mr. Wert was the president and general manager of WMAQ-TV, the NBC-owned and operated station in Chicago. From 2008 to 2012, he additionally served as president of NBC Local Media’s central and western region and led station initiatives for 10 NBC-owned television stations. Beginning in 1989, Mr. Wert served as President and General Manager of WLUP-97.9 FM and AM 1000 radio stations in Chicago.  In 1996, he was named President of Evergreen Media and, in that position, helped guide the merger of Evergreen Media and Chancellor Broadcasting, becoming Senior Vice President of Chancellor Broadcasting, overseeing 13 radio stations.   Mr. Wert has served on the Boards of several charities and is Chairman Emeritus of the Museum of Broadcast Communications.  In 2017, Mr Wert was named “Broadcaster of the Year” by the Illinois Broadcaster’s Association. In 2018, under his leadership, Tribune Broadcasting was named “Station Group of the Year” by Broadcasting and Cable. As a director, Mr. Wert brings over forty years of leadership and operational experience in the broadcasting industry.

About Standard General L.P.
Standard General L.P. is a New York City-based SEC-registered investment advisor that manages event-driven opportunity funds. Standard General was founded in 2007 and primarily manages capital for public and private pension funds, endowments, foundations, and high net-worth individuals. For more information, please visit http://www.standardgenerallp.com/.

Investor Contacts
Bruce Goldfarb / Jason Alexander / Pat McHugh
Okapi Partners
info@okapipartners.com.
(212) 297-0720

Media Contacts
media@standgen.com

FORWARD-LOOKING STATEMENTS
All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Standard General L.P. disclaims any obligation to update the information herein except as may be required by law and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Standard General L.P. has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
Standard General L.P., together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the “Company”).

STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB / JASON ALEXANDER / PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM

The participants in the proxy solicitation are anticipated to be Standard General L.P., Standard General Master Fund L.P., Soohyung Kim, Stephen Usher, David Glazek, Michael Perrone, Colleen B. Brown, Ellen McClain Haime, Deborah McDermott and Lawrence Wert.

As of the date hereof, Standard General L.P. beneficially owns 21,124,315 shares of Common Stock, $1.00 par value per share of the Company (the “Common Stock”) in its capacity as the investment manager to various private investment vehicles, including Standard General Master Fund L.P., which is the record owner of 100 shares; Soohyung Kim may be deemed to indirectly beneficially own the shares of Common Stock beneficially owned by Standard General L.P. As of the date hereof, Ms. Brown, Ms. Haime, Ms. McDermott, Mr. Usher, Mr. Glazek, Mr. Wert and Mr. Perrone do not beneficially own any shares of Common Stock.